Exhibit 99.(a)(2)

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES FUND

AGREEMENT AND DECLARATION OF TRUST

Dated as of March 31, 2008

i

4.2. Distribution Arrangements	9

4.3. Parties to Contract	9

ARTICLE V LIMITATIONS OF LIABILITY AND INDEMNIFICATION	9

5.1. No Personal Liability of Shareholders, Trustees, etc	9

5.2. Mandatory Indemnification	10

5.3. No Bond Required of Trustees	11

5.4. No Duty of Investigation; No Notice in Trust Instruments, etc	11

5.5. Reliance on Experts, etc	12

ARTICLE VI SHARES OF BENEFICIAL INTEREST	12

6.1. Beneficial Interest	12

6.2. Other Securities	12

6.3. Rights of Shareholders	12

6.4. Trust Only	12

6.5. Issuance of Shares	13

6.6. Register of Shares	13

6.7. Transfer Agent and Registrar	13

6.8. Transfer of Shares	13

6.9. Notices	14

ARTICLE VII DETERMINATION OF NET ASSET VALUE	14

7.1. Net Asset Value	14

7.2. Power to Modify Foregoing Procedures	14

ARTICLE VIII CAPITAL ACCOUNTS AND ALLOCATIONS	14

8.1. Capital Accounts	14

8.2. Capital Account Allocations	15

8.3. Changes of Interest	16

8.4. Tax Allocations	16

8.5. Adjustments to Take Account of Interim Year Events	16

ARTICLE IX DISTRIBUTIONS	16

9.1. Distributions in General	16

ARTICLE X TAX MATTERS	17

10.1. Tax Matters in General	17

10.2. Income Tax Information	17

ARTICLE XI CUSTODIANS	17

11.1. Appointment and Duties	17

11.2. Central Certificate System	18

ARTICLE XII TRANSFERS AND REPURCHASES	18

12.1. Transfer of Shares	18

12.2. Repurchase of Shares	19

ARTICLE XIII SHAREHOLDERS	22

13.1. Meetings of Shareholders	22

13.2. Voting	22

13.3. Notice of Meeting and Record Date	22

13.4. Quorum and Required Vote	22

13.5. Proxies, etc	22

13.6. Reports	23

13.7. Inspection of Records	23

13.8. Shareholder Action by Written Consent	23

ARTICLE XIV DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS; ETC.	23

14.1. Duration	23

14.2. Termination	23

14.3. Amendment Procedure	24

14.4. Merger, Consolidation and Sale of Assets	25

14.5. Subsidiaries	25

14.6. Certain Transactions	25

14.7. Partnership Tax Status	27

ARTICLE XV MISCELLANEOUS	27

15.1. Filing	27

15.2. Resident Agent	27

15.3. Governing Law	27

15.4. Counterparts	28

15.5. Reliance by Third Parties	28

15.6. Provisions in Conflict with Law or Regulation	28

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES FUND

AGREEMENT AND DECLARATION OF TRUST

AGREEMENT AND DECLARATION OF TRUST made as of March 31, 2008, by the Trustees hereunder.

WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust created by this declaration and the Certificate of Trust dated March 5, 2008 shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration shall constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE I

THE TRUST

1.1.   Name.  This Trust shall be known as the “Legg Mason Permal Global Active Strategies Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

1.2.   Definitions.  As used in this Declaration, the following terms shall have the following meanings:

The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

“Accounting Period” means the period beginning on (a) in the case of the first Accounting Period, the Closing Date or such other date as the Trustees determine, in their sole discretion, and (b) in the case of each subsequent Accounting Period, the first Business

Day following the last Business Day of the immediately preceding Accounting Period, as the case may be, and ending on the earliest of: (i) the date immediately preceding the next date on which additional capital contributions are made to the Trust, (ii) the next date on which any Shares are repurchased by the Trust, (iii) the last Business Day of each calendar quarter, (iv) the date on which the Trust terminates, or (v) such other date as the Trustees determine, in their sole discretion, that an allocation should be made among the Shareholders.

“Business Day” means any day on which banks are open for business in New York, New York.

“By-Laws” shall mean the By-Laws of the Trust as adopted by the Trustees and as amended from time to time by the Trustees.

“Capital Account” has the meaning specified in Section 8.1.

“Closing Date” means the initial closing date on which the Trust accepts subscriptions from one or more Shareholders (other than Legg Mason Inc. or its affiliates) and issues Shares in consideration therefor.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Declaration” shall mean this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.

“Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. $ 100, et. seq., as amended from time to time.

“Delaware Statutory Trust Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. $ 3801, et. seq., as such Act may be amended from time to time.

“Fiscal Year” means the period commencing on the Closing Date and ending on the following March 31, and thereafter each period commencing on April 1 of each year and ending on March 31 of the next year (or on the date of a final distribution made in accordance with Section 14.2 of this Declaration), unless the Trustees designate another fiscal year for the Trust. The taxable year of the Trust will be determined under Section 706 of the Code.

“Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

“Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with Shares voting together as a single class.

“Net Asset Value” means from time to time the aggregate of the net asset values of each outstanding Share, as determined under Article VII.

“Net Loss” for any period of determination, means the excess, if any, of the Trust’s Net Asset Value at the beginning of that period over the Trust’s Net Asset Value at the end of that period, minus the amount of distributions and repurchases and plus the amount of any capital contributions to the Trust during that period.

“Net Profit” for any period of determination, means the excess, if any, of the Trust’s Net Asset Value at the end of that period over the Trust’s Net Asset Value at the beginning of that period, plus the amount of any distributions and repurchases and minus the amount of any capital contributions to the Trust made during that period.

“Nonrecourse Deductions” has the meaning specified in U.S. Treasury Regulations Section 1.704-2(b)(1).

“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each partner nonrecourse debt (as defined in U.S. Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in  accordance with Treasury Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning specified in U.S. Treasury Regulations Section 1.704-2(i)(2).

“Partnership Minimum Gain” has the meaning specified in U.S. Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d).

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Prospectus” shall mean the Prospectus of the Trust, if any, as in effect from time to time under the Securities Act of 1933, as amended.

“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust, at such time.

“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

“Tax Matters Partner” has the meaning specified in Section 10.1(b).

“Transfer” means the assignment, transfer, sale or other disposition of any Shares, including any right to receive any allocations and distributions attributable to Shares. Verbs, participles or adjectives such as “Transfer,” “Transferred” and “Transferring” have correlative meanings.

“Treasury Regulations” means the United States federal income tax regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time. All references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations.

“Trust” shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

ARTICLE II

TRUSTEES

2.1.   Number and Qualification.  Prior to a public offering of Shares there may be a sole Trustee.  Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than one or more than fifteen.  No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term.  An individual nominated as a Trustee shall be at least 21 years of age and not older than 72 years of age at the time of nomination (except currently serving Trustees who may be renominated until the age of 75) and not under legal disability.  Trustees need not own Shares and may succeed themselves in office.

2.2.   Term and Election.  The term of office of a Trustee shall continue until death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of such Trustee.  Subject to the provisions of the 1940 Act, the Trustees at any time may elect Trustees to fill vacancies in the number of Trustees.

2.3.   Resignation and Removal.  Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman (if any), the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.  Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees followed by the holders of at least seventy-five percent (75%) of the Shares then entitled to vote in an election of such Trustee.  Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee.  Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

2.4.   Vacancies.  Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of

Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof.  Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office.  No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration.  Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

2.5.   Meetings.  Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees.  Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees.  Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting.  The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened.  Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees.  Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting as provided in Section 2.6.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting.  A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof.  Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

2.6.   Trustee Action by Written Consent.  Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7.   Officers.  The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected.  The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable.  A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

ARTICLE III

POWERS AND DUTIES OF TRUSTEES

3.1.   General.  Except as otherwise provided in this Declaration, the Trustees shall owe to the Trust and its Shareholders the same fiduciary duties as are generally owed by trustees of statutory trusts to such statutory trusts and their shareholders under the Delaware Statutory Trust Act.  The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration.  The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust.  The enumeration of any specific power herein shall not be construed as limiting the aforesaid power.  Such powers of the Trustees may be exercised without order of or resort to any court.

3.2.   Investments.  The Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust to:

a)                                                manage, conduct, operate and carry on the business of an investment company; and

b)                                               subscribe for, invest in (including investing substantially all the assets of the Trust in Legg Mason Permal Global Active Strategies Master Fund), reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments.  The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

3.3.   Legal Title.  Legal title to all the Trust Property shall be vested in the Trust except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification.  Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4.   Issuance and Repurchase of Shares.  The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Article XII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted statutory trusts formed under the Delaware Statutory Trust Act.

3.5.   Borrow Money or Utilize Leverage.  Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

3.6.   Delegation; Committees.  The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.  The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

3.7.   Collection and Payment.  The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.  Except to the extent required for a statutory trust formed under the Delaware Statutory Trust Act, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.

3.8.   Expenses.  The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees.  The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.  The

Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

3.9.   By-Laws.  The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

3.10.   Miscellaneous Powers.  The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

3.11.   Further Powers.  The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned.  Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

ARTICLE IV

ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS

4.1.   Advisory and Management Arrangements.  Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine.  Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

4.2.   Distribution Arrangements.  Subject to compliance with the 1940 Act, the Trustees may retain underwriters and/or selling agents to sell Shares and other securities of the Trust.  The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities.  In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

4.3.   Parties to Contract.  Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VIII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws.  The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VIII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.

ARTICLE V

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

5.1.   No Personal Liability of Shareholders, Trustees, etc.  No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.  No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.  If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability.  Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5.2.   Mandatory Indemnification.  (a)    The Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification.  The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.  No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)   Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)   The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d)   The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e)   Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

5.3.   No Bond Required of Trustees.  No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

5.4.   No Duty of Investigation; No Notice in Trust Instruments, etc.  No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust.  The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

5.5.   Reliance on Experts, etc.  Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

6.1.   Beneficial Interest.  The interest of the Shareholders shall be divided into an unlimited number of transferable shares of beneficial par value $.001 per share.  All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend or distribution in Shares or a split of Shares, shall be fully paid and, except as provided in the last sentence of Section 3.8, nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

6.2.   Other Securities.  The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities.  The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

6.3.   Rights of Shareholders.  The Shares shall be personal property giving only the rights in this Declaration specifically set forth.  The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees on behalf of the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of Section 3.8, suffer an assessment of any kind by virtue of their ownership of Shares.  Unless otherwise determined by the Trustees pursuant to Section 6.2, the Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

6.4.   Trust Only.  It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust; provided, however, that the Trust intends be taxed as a “partnership” for U.S. federal and, where applicable, state, local and foreign income tax purposes.  Except with respect to U.S.

federal and, where applicable, state, local and foreign income tax purposes, nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

6.5.   Issuance of Shares.  The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.  The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

6.6.   Register of Shares.  A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof.  Each such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders.  No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon.  It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

6.7.   Transfer Agent and Registrar.  The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares.  The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares.  Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

6.8.   Transfer of Shares.  Shares shall be transferable on the records of the Trust only in accordance with Section 12.1 herein and by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required.  Upon such delivery the transfer shall be recorded on the applicable register of the Trust.  Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

6.9.   Notices.  Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

ARTICLE VII

DETERMINATION OF NET ASSET VALUE

7.1.   Net Asset Value.  The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act.  The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus or as may otherwise be determined by the Trustees.  The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Prospectus or as may otherwise be determined by the Trustees.

7.2.   Power to Modify Foregoing Procedures.  Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the net asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE VIII

CAPITAL ACCOUNTS AND ALLOCATIONS

8.1.   Capital Accounts.  The Trust shall establish a capital account with respect to each Share for partnership accounting purposes (“Capital Account”).  The initial balance of a Share’s Capital Account shall be the amount of cash or the market value of any property contributed to the Trust with respect to such Share less any applicable sales load as described in the Prospectus.  The initial balance of the Capital Account of each Share shall from time to time be:

(i) increased by the positive adjustments to such Shares’ Capital Account provided for in this Article; and

(ii) decreased by (a) the amount of any cash and the market value of other property distributed with respect to such Share and (b) the negative adjustments to such Share’s Capital Account provided for in this Article.

8.2.   Capital Account Allocations.  (a)    Except as provided in Section 8.2(h), as of the last Business Day of each Accounting Period, the Capital Account of each Share shall initially be credited to reflect the Net Profit or debited to reflect the Net Loss of the Trust during such Accounting Period, pro rata in proportion to the Shares’ respective Capital Account balances at the beginning of the Accounting Period.  All calculations of Net Profit and Net Loss shall be made after deduction for all general, administrative, and other operating expenses of the Trust and any amounts necessary, in the Trustee’s discretion, as appropriate reserves therefor.

(b)   Notwithstanding anything to the contrary contained herein, no allocation of Net Loss shall be made pursuant to this Section 8.2 to a Capital Account of any Share to the extent that it would cause or increase a deficit balance in such Capital Account as of the end of the Accounting Period to which the allocation relates. Solely for purposes of this Section 8.2(b), the balance of a Share’s Capital Account shall be reduced by the amounts described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

(c)   Notwithstanding anything to the contrary contained herein, any Share that unexpectedly receives an allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that creates or increases a deficit balance in the Share’s Capital Account shall be allocated items of gross income and gain for Capital Account purposes in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance as quickly as possible.  Any amounts allocated pursuant to this Section 8.2(c) for any Accounting Period shall be excluded from Net Profit or Net Loss for the Accounting Period.

(d)   If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of U.S. Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Trust taxable year, the Shares shall be specially allocated items of Trust income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to U.S. Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5).  The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(f). This Section 8.2(d) is intended to comply with the minimum gain chargeback requirements in such U.S. Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in U.S. Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(e)	Nonrecourse Deductions shall be allocated to the Shares in proportion to their Capital Account balances.

(f)	Partner Nonrecourse Deductions shall be allocated in accordance with U.S. Treasury Regulations Section 1.704-2(i)(1).

(g)	Notwithstanding anything to the contrary contained herein, but subject to Sections 8.2(b) and (c), if any allocations are made pursuant to Sections 8.2(b) or 8.2(c), subsequent allocations pursuant to this Section 8.2 shall be made so that the net amount of any items allocated to each Share shall, to the extent possible, be equal to the net amount that would have been allocated to each Share if allocations pursuant to Section 8.2(b) or 8.2(c) had not been made.

(h)   The foregoing provisions and the other provisions of this Declaration relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with those Treasury Regulations.

8.3.   Changes of Interest.  To determine possible varying interests of Shareholders during a taxable year, the Trust may use any method allowable under the Code and deemed advisable by the Trustees.

8.4.   Tax Allocations.  For each Fiscal Year, items of income, gain, loss, deduction or credit (including items of income or gain which are not subject to federal income taxation and items which are not deductible for federal income tax purposes and not properly chargeable to a capital account) shall be allocated solely for income tax purposes among the Shares in any manner, as reasonably determined by the Trustees, that reflects equitably amounts credited or debited to each Share’s Capital Account for the current and prior Fiscal Years.  In this regard, the Trust may specially allocate additional items of ordinary income or loss or capital gain (including short-term capital gain) or loss to a Share redeemed or repurchased pursuant to Article XII insofar as is possible to reduce the difference, if any, between the aggregate amounts allocated to such Share’s Capital Account and the aggregate amount of tax items allocated to such Share.  For purposes of the foregoing, the Trust may determine that an equitable method of allocation includes, without limitation, an allocation (i) pro rata based upon the relative differences between amounts allocated to the Capital Accounts and the aggregate amounts of tax items allocated to the relevant Shares, or (ii) solely to the relevant Shares with the greatest such differences (taking into account such allocations).  These allocations shall be made pursuant to the general principles of Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder.

8.5.   Adjustments to Take Account of Interim Year Events.  If the Code or Treasury Regulations require a withholding or other adjustment to the Capital Account of a Share or some other interim year event occurs necessitating in the Trustees’ judgment an equitable adjustment, the Trustees will make such adjustments in the determination and allocation among the Shares of Net Loss, Net Profit, Capital Accounts, items of income (including gross income), deduction, gain, loss, credit or withholding for tax purposes, accounting procedures or such other financial or tax items as will equitably take into account such interim year event and applicable provisions of law, and the determination thereof by the Trustees will be final and conclusive as to all of the Shareholders.

ARTICLE IX

DISTRIBUTIONS

9.1.   Distributions in General.  (a)    The Trustees may make pro rata distributions based upon Capital Account balances, in cash or in kind, in amounts and at times as they may determine in their sole discretion.

(b)   Notwithstanding any provision of this Declaration to the contrary, the Trustees are authorized to withhold and pay over to the Internal Revenue Service or any other taxing authority, pursuant to Sections 1441, 1442, 1445 or 1446 of the Code, or any successor provisions or comparable provisions of other applicable tax laws (including any applicable state or local withholding), at the times required by those Sections or provisions, the amounts the Trust is required to withhold under those Sections or provisions, as from time to time in effect. Each Shareholder shall furnish the Trust with such information, forms and certifications as it may require or as may be required by any taxing authority and as are necessary to comply with the laws governing the obligations of withholding tax agents (e.g., foreign, federal, state or local), as well as such information, forms and certifications as are necessary with respect to any withholding taxes imposed by countries other than the United States.  For purposes of this Declaration, the amount of any taxes or similar charges or levies paid by or withheld from the income of the Trust shall be allocated among the Shareholders as reasonably determined by the Trustees and such allocated amounts shall be deemed to have been distributed to each Shareholder and shall be charged as of the date of payment against the Capital Accounts of the Shares held by such Shareholder.

ARTICLE X

TAX MATTERS

10.1.   Tax Matters in General. (a)    The Trust intends be taxed as a “partnership” for U.S. federal and, where applicable, state, local and foreign income tax purposes and the Trust shall take any actions necessary, including, without limitation, making or changing any tax election, so that the Trust will be taxed as a “partnership” for U.S. federal and, where applicable, state, local and foreign income tax purposes

(b)   A special shareholder shall be designated on the Trust’s annual federal information tax return, and have full powers and responsibilities, as the “Tax Matters Partner” of the Trust for purposes of Section 6231(a)(7) of the Code.  If the Trust shall be the subject of an income tax audit by any federal, state or local authority, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding on, the Trust and each Shareholder.  All expenses incurred in connection with any audit, investigation, settlement or review shall be borne by the Trust.

10.2.   Income Tax Information.  As soon as reasonably practicable after the end of each Fiscal Year (subject to reasonable delays in the event of the late receipt of any necessary financial statements or other relevant tax information from any investment), the Trustees shall prepare and send, or cause to be prepared and sent, to each person who was a Shareholder at any time during such Fiscal Year copies of such information as may be required for applicable income tax reporting purposes, including copies of Schedule K-1 (“Partner’s Share of Income, Deductions, Credits, etc.”) or any successor schedule or form, for such person.

ARTICLE XI

CUSTODIANS

11.1.   Appointment and Duties.  The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust.  Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act, including without limitation authority:

i.	to hold the securities owned by the Trust and deliver the same upon written order;

ii.	to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

iii.	to disburse such funds upon orders or vouchers;

iv.	if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

v.	if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

11.2.   Central Certificate System.  Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE XII

TRANSFERS AND REPURCHASES

12.1.   Transfer of Shares.  (a)    Any Shares held by a Shareholder may be Transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Shareholder or (2) under certain limited instances set out in this Declaration, with the consent of the Trustees (which may be withheld in the Trustees’ sole and absolute discretion); provided that no such Transfer shall be made unless such Transfer would not cause the Trust to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder.  If a Shareholder Transfers Shares with the approval of the Trustees, the Trustees will promptly take all necessary actions so that each transferee or successor to whom or to which the Shares are Transferred is admitted to the Trust as a Shareholder.  The admission of any transferee as a substituted Shareholder will be effective upon the execution and delivery by, or on behalf of, the substituted Shareholder of an Investor Certification Form.  Each Shareholder and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with any Transfer. In connection with any request to Transfer Shares, the Trust may require the Shareholder requesting the Transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Trustees as to such matters as the Trustees may reasonably request.  If a Shareholder Transfers all of its Shares, it will not cease to be a Shareholder unless and until the transferee is admitted to the Trust as a substituted Shareholder in accordance with this Section 12.1(a).  Any Transfer of Shares permitted under this Section 12.1(a) will be effected in accordance with the provisions of Section 6.8 hereof. Pursuant to Section 3.6 hereof, the Trustees hereby delegate to the officers of the Trust all power and authority to approve and effect Transfers of Shares pursuant to this Section 12.1(a).

(b)   Each Shareholder will indemnify and hold harmless the Trust, the Trustees, any Affiliate of the Trust and each of the other Shareholders against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from (1) any Transfer made by the Shareholder in violation of this Section 12.1 and (2) any misrepresentation by the Transferring Shareholder or substituted Shareholder in connection with the Transfer. Pursuant to Section 3.8 hereof, a Shareholder Transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with the Transfer.

(c)   The Trustees shall prohibit any Transfer if such Transfer would cause the Trust to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder.

12.2.   Repurchase of Shares.  (a)    Except as otherwise provided in this Declaration, no Shareholder or other Person holding Shares will have the right to withdraw or tender Shares to the Trust for repurchase.  The Trustees may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Trust to repurchase Shares in accordance with written tenders.  The Trust will not, however, offer to repurchase Shares on more than four occasions during any one taxable year of the Trust unless it has received an opinion of legal counsel to the effect that more frequent offers would not cause the Trust to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder or cause any other adverse tax consequences to the Trust or the Shareholders.  In determining whether to cause the Trust to repurchase Shares, pursuant to written tenders, the Trustees will consider the following factors, among others:

i.	whether any Shareholders have requested to tender Shares;

ii.

the liquidity of the Trust’s assets (including fees and costs associated with withdrawing from Portfolio Funds (as defined in the Trust’s prospectus) and/or disposing of assets managed by the Sub-Adviser) (as defined in the Trust’s prospectus);

iii.	the investment plans and working capital and reserve requirements, if any, of the Trust;

iv.	the relative economies of scale with respect to the size of the Trust;

v.	the history of the Trust in repurchasing Shares;

vi.	the availability of information as to the value of the Trust’s interests in the Portfolio Funds;

vii.	existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

viii.	the anticipated tax consequences to the Trust of any proposed repurchases of Shares; and

ix.	the recommendations of the Trustees and/or the Sub-Adviser (as defined in the Trust’s prospectus).

The Trustees will cause the Trust to repurchase Shares in accordance with written tenders only on terms fair to the Trust and to all Shareholders.  Notification of any Share repurchase will be sent to Shareholders at least 95 days before the date as of which any tendered Shares are to be valued, which date shall be one of March 31, June 30, September 30 or December 31 or such other dates as the Trustees may determine in their absolute discretion (the “Valuation Date”).  Any Shareholder choosing to tender Shares pursuant to such notification must do so by the date that is at least 65 days before the Valuation Date (the “Notice Date”).  Any Shareholder choosing to tender Shares by such Notice Date may revoke such tender up to the Notice Date.  No Shareholder may revoke any such tender after such Notice Date.

(b)   The Trustees may cause the Trust to repurchase Shares of a Shareholder or any Person acquiring Shares from or through a Shareholder, on terms fair to the Trust and to the Shareholder or Person acquiring Shares from or through such Shareholder, in the event that the Trustees, in their sole discretion, determine or have reason to believe that:

i.

the Shares have been Transferred in violation of Section 12.1 of this Declaration, or the Shares have vested in any Person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

ii.

ownership of the Shares by a Shareholder or other Person is likely to cause the Trust to be in violation of, or require registration of any Shares under, or subject the Trust to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

iii.

continued ownership of the Shares may be harmful or injurious to the business or reputation of the Trust, the Trustees or the Manager or any of their Affiliated Persons, or may subject the Trust or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

iv.	any of the representations and warranties made by a Shareholder or other Person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

v.

with respect to a Shareholder subject to special regulatory or compliance requirements, such as those imposed by the Employee Retirement Income Security Act of 1974, as amended, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), such Shareholder will likely be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares; or

vi.	it would be in the best interests of the Trust, as determined by the Trustees, for the Trust to repurchase the Shares.

(c)   Repurchases of Shares by the Trust pursuant to Section 12.2(b) will be payable promptly after the date of each repurchase or, in the case of an offer by the Trust to repurchase Shares pursuant to Section 12.2(a), promptly after the Valuation Date of such offer.  Payment of the purchase price for Shares will consist of: (1) cash or a promissory note, which will be non-transferable and non-interest bearing, in an amount equal to the percentage, as may be determined by the Trustees, of the estimated unaudited net asset value of the Shares repurchased by the Trust determined as of the date of the repurchase or Valuation Date, as applicable (the “Initial Payment”); and (2) if determined to be appropriate by the Trustees or if the Initial Payment is less than 100% of the estimated unaudited net asset value, a promissory note, which may or may not be incorporated into the note applicable to the Initial Payment, entitling its holder to a contingent payment (the “Post-Audit Payment”) equal to the excess, if any, of (A) the net asset value of the Shares repurchased by the Trust as of the date of the repurchase, determined based on the audited financial statements of the Trust for the Fiscal Year in which the repurchase was effective, over (B) the Initial Payment.  Any obligation under such a promissory note with respect to the Initial Payment will be due and payable on the last business day of the second month after the date of repurchase or Valuation Date, as applicable, or if the Trust has requested withdrawal of its capital from any Portfolio Funds in funding the repurchase of Shares, ten Business Days after the Trust has received at least 90% of the aggregate amount withdrawn by the Trust from the Portfolio Funds.  Any obligation under such a promissory note with respect to the Post-Audit Payment will be due and payable promptly following the preparation of the applicable audited financial statements.  Notwithstanding anything to the contrary in this Section 12.2(c), the Trustees, in their discretion, may cause the Trust to pay all or any portion of the repurchase price in Securities in kind (or any combination of Securities in kind and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased.  All repurchases of Shares will be subject to any and all conditions as the Trustees may impose in their sole discretion.  The Trustees may, in their discretion, cause the Trust to repurchase all of a Shareholder’s Shares, if the net asset value of the Shareholder’s Shares, as a result of repurchase or Transfer requests by the Shareholder, is less than $100,000 or such other minimum amount established by the Trustees from time to time in their sole discretion. Subject to the procedures of this Section 12.2(c), the amount due to any Shareholder whose Shares are repurchased will be equal to the net asset value of the Shareholder’s Shares, as of the effective date of repurchase.  If all of a Shareholder’s Shares are repurchased, that Shareholder will cease to be a Shareholder.

ARTICLE XIII

SHAREHOLDERS

13.1.   Meetings of Shareholders.  The Trust will not hold Shareholder meetings unless required by the 1940 Act, the provisions of this Declaration, the By-Laws or any other applicable law. A special meeting of Shareholders may be called at any time by a majority of the Trustees or the President and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate at least a majority of the outstanding Shares of the Trust, such request specifying the purpose or purposes for which such meeting is to be called.  Any shareholder meeting, including a Special Meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

13.2.   Voting.  Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this Declaration or resolution of the Trustees.  There shall be no cumulative voting in the election or removal of Trustees.

13.3.   Notice of Meeting and Record Date.  Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days and not more than 90 days before the meeting or otherwise in compliance with applicable law.  Only the business stated in the notice of the meeting shall be considered at such meeting.  Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date.  For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 90 nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

13.4.   Quorum and Required Vote.  (a)    The holders of majority of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter.  The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

(b)   Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter.

13.5.   Proxies, etc.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.  Electronic transmission of proxies is allowed to the extent permitted by Delaware law.  Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust.  No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy.  Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction.  When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

13.6.   Reports.  The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Trust Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders.  The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

13.7.   Inspection of Records.  The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a corporation formed under the Delaware General Corporation Law.

13.8.   Shareholder Action by Written Consent.  Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders, entitled to vote thereon, of the proportion of Shares required for approval of such action at a meeting of Shareholders pursuant to Section 13.4 consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE XIV

DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS; ETC.

14.1.   Duration.  Subject to possible termination in accordance with the provisions of Section 15.2 hereof, the Trust created hereby shall have perpetual existence.

14.2.   Termination.  (a)    The Trust may be dissolved, only upon approval of not less than 80% of the Trustees.  Upon the dissolution of the Trust

i.	The Trust shall carry on no business except for the purpose of winding up its affairs.

ii.

The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders.

iii.

After paying or adequately providing for the payment of all liabilities pursuant to Section 3808 of the Delaware Statutory Trust Act, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, on the Shares pro rata in accordance with the positive balances of the Shares’ Capital Accounts (as determined after taking into account all adjustments to Capital Accounts for the Fiscal Year during which the dissolution occurs), by the end of such Fiscal Year or, if later, within ninety (90) days after the date of such liquidation. For purposes of the application of this Section 14.2 and determining Capital Accounts on dissolution, all unrealized gains, losses and accrued income and deductions of the Trust shall be treated as realized and recognized immediately before the date of distribution.

(b)   After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware.  Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

14.3.   Amendment Procedure.  (a)    Except as provided in subsection (b) of this Section 14.3, this Declaration may be amended, after a majority of the Trustees (including a majority of the independent Trustees if such a vote is required under the 1940 Act) have approved a resolution therefor, by the affirmative vote required by Section 13.4 of this Declaration.  The Trustees also may amend this Declaration without any vote of Shareholders to change the name of the Trust, to make any other change that does not adversely affect the relative rights or preferences of any Shareholder, as they may deem necessary, or to conform this Declaration to the requirements of the 1940 Act or any other applicable federal laws or regulations including pursuant to Section 6.2, but the Trustees shall not be liable for failing to do so.

(b)   No amendment may be made to Section 2.1, Section 2.2, Section 2.3, Section 3.9, Section 5.1, Section 5.2, Section 14.2(a), this Section 14.3, Section 14.4 or Section 14.6 of this Declaration and no amendment may be made to this Declaration which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto (except that this provision shall not limit the ability of the Trustees to authorize, and to cause the Trust to issue, other securities pursuant to Section 6.2), except after a majority of the Trustees have approved a resolution therefor, and such amendment has been approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares, unless such amendment has been approved by 80% of the Trustees, in which case approval by a Majority Shareholder Vote shall be required.  Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

(c)   An amendment duly adopted by the requisite vote of the Board of Trustees and, if required under the 1940 Act or otherwise under this Declaration, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be.  A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.

Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

14.4.   Merger, Consolidation and Sale of Assets.  Except as provided in Section 14.6 and Section 14.7, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property, including its goodwill, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees and approved by a Majority Shareholder Vote and any such merger, consolidation, sale, lease or exchange shall be determined for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware.

14.5.   Subsidiaries.  Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, limited liability companies, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

14.6.   Certain Transactions.  (a)    Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of a majority of the Trustees then in office followed by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares outstanding, excluding the Shares of a Principal Shareholder (as defined in paragraph (b) of this Section) when any such Principal Shareholder is a party to the transaction.  Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by 1aw.

(b)   The term “Principal Shareholder” shall mean any corporation, Person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares of all outstanding classes or series and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder.  For the purposes of this Section, in addition to the Shares which a corporation, Person or other entity beneficially owns directly, (a) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, Person or entity with which its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c)   This Section shall apply to the following transactions:

i.	The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

ii.	The issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan).

iii.

The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.)

iv.

The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d)   The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if 80% of the Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by a Majority Shareholder Vote shall be the only vote of Shareholders required by this Section, or (ii) any such transaction with any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

(e)   The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust whether (i) a corporation, person or entity beneficially owns five percent (5%) or more of the outstanding Shares of any class or series, (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than 2% of the total assets of the Trust, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

14.7.   Partnership Tax Status.  Notwithstanding anything in this Declaration to the contrary, neither the Trustees nor the Trust will take, or permit to be taken, any action that would result in the Trust being treated as an association taxable as a corporation (other than a corporation taxed as a “regulated investment company” pursuant to Subchapter M of the Code) or a “publicly traded partnership” taxable as a corporation for U.S. federal, and where applicable, state, local or foreign income tax purposes.

ARTICLE XV

MISCELLANEOUS

15.1.   Filing.  (a)    This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate.  Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein.  A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

(b)   The Trustees hereby authorize and direct a Certificate of Trust, in the form attached hereto as Exhibit A, to be executed and filed with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Act.

15.2.   Resident Agent.  The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904.  The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof and any required filing is delivered to the office of the Secretary of the State.

15.3.   Governing Law.  This Declaration is executed by the Trustees and delivered in the State of Delaware and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to laws of said State, including the Delaware Statutory Trust Act, and reference shall be specifically made to the Delaware General Corporation Law as to the construction of matters not specifically covered herein or the Delaware Statutory Trust Act or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

15.4.   Counterparts.  This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

15.5.   Reliance by Third Parties.  Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

15.6.   Provisions in Conflict with Law or Regulation.  (a)    The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, if applicable, the regulated investment company provisions of the Code (if applicable) or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)   If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

By:	/s/ R. Jay Gerken
Name: R. Jay Gerken
Trustee

Exhibit A

CERTIFICATE OF TRUST

OF

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES FUND

Dated as of March 5, 2008